Exhibit 10.3

May 17, 2023

Holder of Warrants to Purchase Common Stock issued on January 27, 2021, February 3, 2021, February 9, 2021 and February 16, 2021

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the private placement to be entered into on or about the date hereof (the “Offering”) by Motus GI Holdings, Inc. (the “Company”) of shares of common stock, par value $0.0001 per share (“Common Stock”), and other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for (i) the Holder’s participation in the Offering and purchase of the Securities in the Offering (the “Purchase Commitment”), and (ii) and (ii) the payment by the Holder of $37,499.63 (the “Cash Consideration”), the Company hereby amends, effective as of the closing of the Offering, the Holder’s Existing Warrants (as defined below) by reducing the Exercise Price (as defined therein) of the Existing Warrants to $0.72 per share (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

“Existing Warrants” means, collectively, the following existing warrants held by the Holder:

1.	the Holder’s existing warrants to purchase up to 76,007 shares of Common Stock at an exercise price of $42.40 per share issued on January 27, 2021 with an original expiration date of January 27, 2026;
2.	the Holder’s existing warrants to purchase up to 79,999 shares of Common Stock at an exercise price of $42.40 per share issued on February 3, 2021 with an original expiration date of January 27, 2026;
3.	the Holder’s existing warrants to purchase up to 84,201 shares of Common Stock at an exercise price of $42.40 per share issued on February 9, 2021 with an original expiration date of January 27, 2026; and
4.	the Holder’s existing warrants to purchase up to 59,790 shares of Common Stock at an exercise price of $42.40 per share issued on February 16, 2021 with an original expiration date of January 27, 2026.

The Warrant Amendment is subject to the consummation of the Offering, the payment of the Cash Consideration by the Holder, and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment or fails to pay the Cash Consideration, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender by the Holder for cancellation of the Holder’s Existing Warrants to be amended as provided herein. In addition, the Company shall file prospectus supplements to the applicable registration statements in connection with the amendments hereunder upon the closing the Offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Motus GI Holdings, Inc.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to MOTS Warrant Amendment Agreement]